EXHIBIT (8)(j)(l)
Amendment No. 1 Participation Agreement (Van Kampen)

FIRST AMENDMENT TO
PARTICIPATION AGREEMENT
     THIS AMENDMENT, dated as of June 25, 2008, hereby amends the Participation Agreement (the “Agreement”), dated as of October 11, 2002, by and among ML Life Insurance Company of New York (the “Company”), the Van Kampen Equity Trust, Van Kampen Comstock Fund, the Van Kampen Equity and Income Fund (each, a “Fund” and, collectively, the “Funds”), and Van Kampen Funds Inc. (the “Underwriter”).
     WHEREAS, pursuant to the Agreement, Company purchases shares in the Designated Portfolios listed on Schedule B on behalf of the Account to fund the Contracts;
     WHEREAS, one of the Designated Portfolios, the Van Kampen Aggressive Growth Fund, shall be merging into the Van Kampen Mid Cap Growth Fund on July 11, 2008;
     WHEREAS, the parties desire to update Schedule B to replace the Van Kampen Aggressive Growth Fund with the Van Kampen Mid Cap Growth Fund; and
     WHEREAS, the parties desire to update certain information in the “Notices” section of the Agreement.
     NOW THEREFORE, in consideration of their mutual promises, the Company, the Funds and the Underwriter agree to amend the Agreement as follows:
     1. Schedule B is hereby deleted in its entirety and replaced by the attached Schedule B.
     2. The information provided for the Funds and the Underwriter in Article X of the Agreement is hereby deleted and replaced with the following:
If to the Company:
Dennis P. Gallagher
Transamerica Asset Management, Inc.
570 Carillon Parkway
St. Petersburg, FL 33716
If to a Fund or the Underwriter:
Van Kampen Investments Inc.
522 Fifth Avenue, 19th Floor
New York, NY 10036
Attn: General Counsel
     3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.
     4. The effective date of this Amendment shall be July 11, 2008.
[signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by duly authorized officers and such Amendment shall become effective as of the date indicated above.

ML LIFE INSURANCE COMPANY OF NEW YORK
By:	/s/ Steven R. Shepard
	Name:	Steven R. Shepard
	Title:	Vice President

VAN KAMPEN EQUITY TRUST, On behalf of its series, Van Kampen Mid Cap Growth Fund
By:	/s/ Jerry Miller
	Name:	Jerry Miller
	Title:	President & Principal Executive Officer

VAN KAMPEN COMSTOCK FUND
By:	/s/ Jerry Miller
	Name:	Jerry Miller
	Title:	President & Principal Executive Officer

VAN KAMPEN EQUITY AND INCOME FUND
By:	/s/ Jerry Miller
	Name:	Jerry Miller
	Title:	President & Principal Executive Officer

VAN KAMPEN FUNDS INC.
By:	/s/ Jerry Miller
	Name:	Jerry Miller
	Title:	President

Schedule B
DESIGNATED PORTFOLIOS AND CLASSES
Dated: July 11, 2008

FUND	CLASS

Van Kampen Equity Trust - Van Kampen Mid Cap Growth Fund Van Kampen Comstock Fund Van Kampen Equity and Income Fund	A A A